UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       March 30, 2007
                                                ______________________________


                      Willow Financial Bancorp, Inc.
______________________________________________________________________________
          (Exact name of registrant as specified in its charter)



         Pennsylvania                    000-49706                 80-0034942
______________________________________________________________________________
(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                          Identification No.)



170 South Warner Road, Wayne, Pennsylvania                       19087
______________________________________________________________________________
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code       (610) 995-1700
                                                  ____________________________



                               Not Applicable
______________________________________________________________________________
 (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01 Other Events
          ------------

     After the close of business on March 30, 2007, Willow Financial Bancorp, Inc. (the "Company") completed its previously announced acquisition of BeneServ, Inc., a broker for medical and health insurance and other employee benefits. As part of the acquisition agreement, BeneServ's founder and President, Russ Carlson, has entered into an employment agreement as President of the new subsidiary of Willow Financial Bank, which will retain the name "BeneServ, Inc."

     BeneServ, Inc. is a benefit firm offering group benefit products and services to businesses in Pennsylvania, New Jersey and Delaware. Founded by Chief Executive Officer Russ Carlson in 1985, BeneServ employs 13 people in three offices located in Springfield, West Chester and Philadelphia, Pennsylvania. BeneServ had total revenues of approximately $2.0 million during the most recent twelve-month period.































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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   WILLOW FINANCIAL BANCORP, INC.



Date:  March 30, 2007              By: /s/ Joseph T. Crowley
                                       -------------------------------
                                       Joseph T. Crowley
                                       Chief Financial Officer

































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